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                                                                                                             EXHIBIT 11.1

                                           IPC HOLDINGS, LTD. AND SUBSIDIARIES
                             RECONCILIATION OF BASIC AND DILUTED NET INCOME PER COMMON SHARE

                     (Expressed in thousands of United States dollars, except for per share amounts)
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A reconciliation of basic and diluted earnings per share ("EPS") is given in the following table:

                                                                                                                Amount per
Three months ended September 30, 2000                                        Income             Shares            Share
                                                                             ------             ------          ----------
Basic EPS                                                                    $ 15,029         25,033,932            $0.60
Effect of Dilutive Options                                                                       603,746
Diluted EPS                                                                  $ 15,029         25,637,678            $0.59

Three months ended September 30, 1999

Basic EPS                                                                     $ 7,797         25,033,932            $0.31
Effect of Dilutive Options                                                                     1,017,164
Diluted EPS                                                                   $ 7,797         26,051,096            $0.30
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Nine months ended September 30, 2000

Basic EPS                                                                    $ 28,316         25,033,932            $1.13
Effect of Dilutive Options                                                                       261,170
Diluted EPS                                                                  $ 28,316         25,295,102            $1.12

Nine months ended September 30, 1999

Basic EPS                                                                    $ 25,926         25,033,932            $1.04
Effect of Dilutive Options                                                                     1,037,404
Diluted EPS                                                                  $ 25,926         26,071,336            $0.99
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